EXHIBIT 99.1

For Further Information Contact:

Media Relations – David R. Hansen – 713.960.9111

Investor Relations – Steve Bender – 713.960.9111

Westlake Chemical Announces Addition to Existing Share Repurchase Program

Houston, Texas, November 23, 2015 — The Board of Directors of Westlake Chemical Corporation (NYSE: WLK) on Friday, November 20, 2015 authorized the company to repurchase an additional $150 million in shares of its common stock under its existing share repurchase program.

This program is effective immediately. Repurchases under this program will be made through the open market or in privately negotiated transactions. These repurchases may begin or be suspended from time to time without prior notice.

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Westlake Chemical (WLK)

Westlake Chemical Corporation is an international manufacturer and supplier of petrochemicals, polymers and building products with headquarters in Houston, Texas. The company’s range of products includes: ethylene, polyethylene, styrene, propylene, caustic, VCM, PVC suspension and specialty resins and PVC building products including pipe and specialty components, windows, fence, deck and film. For more information, visit the company’s Web site at www.westlake.com.